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                                                                    EXHIBIT 23.1

                          CONSENT OF ERNST & YOUNG LLP

         We consent to the incorporation by reference in the Post-effective Amendment No. 1 to Form S-4 on Form S-8 of Clear Channel Communications, Inc. of our reports dated February 19, 1999, with respect to the consolidated financial statements and financial statement schedule of Clear Channel Communications, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1998 filed with the Securities and Exchange Commission.



/s/ ERNST & YOUNG LLP
---------------------------
ERNST & YOUNG LLP

May 3, 1999
San Antonio, Texas